Exhibit 99.1

Cirrus Logic Reports Fiscal Q4 and FY 2004 Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--April 28, 2004--Cirrus Logic Inc. (Nasdaq:CRUS) today announced financial results for the fourth quarter of fiscal year 2004, ended March 27, 2004.
    The company reported fourth quarter revenue of $50.2 million, compared with $55.3 million reported in the third quarter. Fourth quarter gross margin was 52.4 percent, compared with 52.0 percent in the third quarter. Fourth quarter combined research and development and selling, general and administrative expenses were $31.5 million, compared with $30.4 million in the third quarter.
    Net income in the fourth quarter was $10.3 million, or $0.12 per diluted share. The company received a fourth quarter benefit to net income, which consisted of a net expense reduction of $17.0 million related to a transaction with Broadcom Corporation for certain U.S. and foreign patents associated with a business that Cirrus Logic exited several years ago as well as a $2.0 million realized gain on the sale of marketable securities. In addition, the fourth quarter results included $4.5 million of expense for acquisition- and restructuring-related items, primarily amortization of acquired intangibles. In the third quarter, the company reported net income of $39.4 million, or $0.46 per diluted share. The third quarter results included an expense reduction of $45.0 million associated with a favorable litigation settlement with Western Digital Corporation. The third quarter results also included $4.1 million of net expense for acquisition-, legal- and restructuring-related items, primarily amortization of acquired intangibles.
    Total cash, marketable securities and other investments at the end of the fourth quarter increased to approximately $200 million, up from $182 million at the end of the third quarter.
    "We experienced strong demand for our mixed-signal components for consumer and industrial products in the March quarter, while revenue from video ICs was lower as anticipated," said David D. French, president and CEO of Cirrus Logic Inc. "In the June quarter, we expect our video sales to rebound and approach our December quarter sales as manufacturers start to ramp production of new DVD recorder and receiver models this quarter. New products manufactured by BenQ, Bose, LG Electronics and Mustek, selling under a number of familiar retail brand names worldwide, will contribute to our video sales growth."

    Fiscal Year 2004 Results

    For the full year, Cirrus Logic reported revenue of $196.3 million, compared with $262.0 million for fiscal year 2003. Gross margin for fiscal year 2004 was 51.3 percent, compared with 50.5 percent in fiscal year 2003. Combined research and development and selling, general and administrative expenses were $127.7 million, a decline of $41.2 million over the prior year. Net income was $46.5 million in fiscal year 2004, or $0.54 per diluted share, compared with a net loss of $199.2 million, or $2.39 loss per share in fiscal year 2003.
    Cirrus Logic continued to make important strides toward top-line growth in consumer entertainment and targeted mixed-signal industrial applications during the past year. Among the highlights:

    -- In consumer analog and mixed-signal semiconductors, Cirrus Logic added more than 20 new audio ICs in calendar 2003 to its already broad offering of semiconductors, including its cutting-edge CS5381 analog-to-digital converter and an advanced CS424xx family of CODECs.

    -- In industrial analog and mixed-signal semiconductors, Cirrus Logic expanded its product offerings with new high precision ICs that target applications such as energy exploration with its highly integrated programmable-gain differential amplifiers, the CS3301 and CS3303, and power meters with its feature-rich, cost-effective CS5462 analog-to-digital converter.

    -- In digital audio, Cirrus Logic reinforced its position as the global leader in audio ICs (source: Forward Concepts, April
        2003) with the introduction of the company's powerful and feature-rich 32-bit DSP family for consumer and automotive systems. Targeting commercial audio systems, Cirrus Logic also brought to market the CS18101 digital audio networking processor, the first release of CobraNet(tm) technology integrated into a semiconductor chip.

    -- In video, Cirrus Logic emerged as a merchant market leader in DVD recording solutions during the second half of its fiscal year after shipping its one millionth video encoder. The market research firm IDC projects that worldwide unit sales of all forms of DVD recorders could grow from approximately four million units in calendar year 2004 to more than 50 million units by 2006, positioning DVD recording as one of the fastest-growing semiconductor segments.

    Outlook and Guidance

    "We believe the products we've introduced in the past year will enable us to maintain our competitive advantage in key product categories and position us for strong growth in fiscal year 2005," said French.

    First Quarter FY 05 (ending June 26, 2004)

    -- Revenue is expected to be between $56 million and $59 million, with video product sales increasing to approximately $9 million to $10 million in the June quarter.

    -- Gross margin is expected to be in the range of 51 percent to 53 percent.

    -- Combined R&D and SG&A expenses are expected to total $30 million to $32 million.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss these results today, April 28, at 4 p.m. Central Time. Those wishing to join should dial 201-689-8044 at approximately 3:50 p.m. Central Time. A replay of the call will be available starting one hour after the completion of the call until May 5, 2004. To access the replay, dial 201-612-7415 (account no.: 2445; conference no.: 100222). A live and an archived webcast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Upcoming Investor Conferences

    Cirrus Logic management will be presenting at the JPMorgan Technology Conference in San Francisco on May 5, the Piper Jaffray Technology Conference in New York on May 19, the Smith Barney Citigroup Semiconductor Conference in Monterey on June 2 and the CIBC Technology Conference in New York on June 9. Those wishing to listen to management's presentation can hear a live and/or an archived webcast of these events at www.cirrus.com.

    Cirrus Logic Inc.

    Cirrus Logic is a premier supplier of high-performance analog, mixed-signal and digital processing solutions for consumer entertainment electronics, automotive entertainment and industrial product applications. Building on its global market leadership in audio ICs and its rich mixed-signal patent portfolio, Cirrus Logic targets audio, video and precision mixed-signal applications in these growing markets. The company operates from headquarters in Austin, Texas, with offices in California, Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release, including our estimates of first quarter fiscal year 2005 revenues, combined research and development and selling, general and administrative expense levels, gross margin, and expectations regarding our revenue growth and operating profit opportunities, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; the expansion of the consumer digital entertainment electronics market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the results of any potential and pending litigation matters; the level of orders and shipments during the first quarter of fiscal year 2005, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; our expectations regarding our potential cost savings; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued substantial investments in research and development; foreign currency fluctuations; the retention of key employees; the impact of restructuring and other costs, such as work force reductions and facility consolidations; and the risk factors listed in our Form 10-K for the year ended March 29, 2003, and in other filings with the Securities and Exchange Commission. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Cirrus Logic, Cirrus and CobraNet are trademarks of Cirrus Logic Inc. All other product names noted herein may be trademarks of their respective holders.

    Summary financial data follows:


                          CIRRUS LOGIC INC.
           CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)

                                              Quarter Ended
                                     --------------------------------
                                      Mar. 27,   Dec. 27,   Mar. 29,
                                        2004       2003       2003
                                     ---------- ---------- ----------
Net sales                              $50,214    $55,270    $52,145

Costs and expenses:
  Cost of sales                         23,921     26,552     25,778
  Research and development              16,871     18,224     19,467
  Selling, general and
   administrative                       14,635     12,163     15,342
  Restructuring and other costs            595        896      1,238
  Amortization of acquired
   intangibles                           3,419      3,419      4,034
  Impairment of goodwill and other
   intangibles                              --         --    136,160
  Lease termination costs                   --         --      4,568
  Litigation settlement                     --    (45,000)        --
  Patent agreement, net                (17,000)        --         --
                                     ---------- ---------- ----------
       Total costs and expenses         42,441     16,254    206,587
                                     ---------- ---------- ----------

Income (loss) from operations            7,773     39,016   (154,442)

Realized gain (loss) on marketable
 equity securities                       1,967         --       (238)
Interest income (expense), net             555        450        644
Other income (expense), net                (11)        58      1,793
                                     ---------- ---------- ----------
Income (loss) before income taxes
 and loss from discontinued
 operations                             10,284     39,524   (152,243)
Provision (benefit) for income taxes       (33)        75        559
                                     ---------- ---------- ----------

Income (loss) from continuing
 operations                             10,317     39,449   (152,802)

Loss from discontinued operations           --         --         --
                                     ---------- ---------- ----------

Net income (loss)                      $10,317    $39,449  $(152,802)
                                     ========== ========== ==========

Basic income (loss) per share:
  From continuing operations             $0.12      $0.47     $(1.82)
  Discontinued operations                   --         --         --
                                     ---------- ---------- ----------
                                         $0.12      $0.47     $(1.82)
                                     ========== ========== ==========

Diluted income (loss) per share:
  From continuing operations             $0.12      $0.46     $(1.82)
  Discontinued operations                   --         --         --
                                     ---------- ---------- ----------
                                         $0.12      $0.46     $(1.82)
                                     ========== ========== ==========

  Basic weighted average common
   shares outstanding                   84,355     84,015     83,754
  Diluted weighted average common
   shares outstanding                   86,729     86,440     83,754


                          CIRRUS LOGIC INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                (in thousands, except per share data)

                                                 Twelve Months Ended
                                                ---------------------
                                                 Mar. 27,   Mar. 29,
                                                   2004       2003
                                                ---------- ----------
Net sales                                        $196,338   $261,999

Costs and expenses:
  Cost of sales                                    95,594    129,757
  Research and development                         76,168     95,271
  Selling, general and administrative              51,518     73,661
  Restructuring and other costs                     9,526      8,633
  Amortization of acquired intangibles             14,394     17,837
  Impairment of goodwill and other intangibles         --    136,160
  Lease termination costs                              --      4,568
  Patent settlements, net                         (14,402)        --
  Litigation settlement                           (45,000)        --
  Patent agreement, net                           (17,000)        --
                                                ---------- ----------
       Total costs and expenses                   170,798    465,887
                                                ---------- ----------

Income (loss) from operations                      25,540   (203,888)

Realized gain (loss) on marketable equity
 securities                                        12,047        215
Interest income (expense), net                      1,875      2,467
Other income (expense), net                           (18)      (373)
                                                ---------- ----------
Income (loss) before income taxes and loss from
 discontinued operations                           39,444   (201,579)
Provision (benefit) for income taxes               (7,059)    (3,818)
                                                ---------- ----------

Income (loss) from continuing operations           46,503   (197,761)

Loss from discontinued operations                      --     (1,452)
                                                ---------- ----------

Net income (loss)                                 $46,503  $(199,213)
                                                ========== ==========

Basic income (loss) per share:
  From continuing operations                        $0.55     $(2.37)
  Discontinued operations                              --      (0.02)
                                                ---------- ----------
                                                    $0.55     $(2.39)
                                                ========== ==========

Diluted income (loss) per share:
  From continuing operations                        $0.54     $(2.37)
  Discontinued operations                              --      (0.02)
                                                ---------- ----------
                                                    $0.54     $(2.39)
                                                ========== ==========

  Basic weighted average common shares
   outstanding                                     84,019     83,445
  Diluted weighted average common shares
   outstanding                                     85,602     83,445


                           CIRRUS LOGIC INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                            (in thousands)

                                  Mar. 27,     Dec. 27,     Mar. 29,
                                    2004         2003         2003
                                ------------ ------------ ------------
 ASSETS                                      (unaudited)
 Current assets
  Cash and cash equivalents        $157,893     $172,268     $110,964
  Restricted cash                     8,159        7,751       11,844
  Marketable securities              27,093        2,466          543
  Accounts receivable, net           19,804       18,710       22,712
  Inventories                        29,632       26,836       22,339
  Other current assets               10,547       11,181        8,293
                                ------------ ------------ ------------
      Total Current Assets          253,128      239,212      176,695

 Other investments                    6,996           --           --
 Property and equipment, net         22,663       23,814       35,321
 Goodwill and intangibles, net       28,638       32,663       38,797
 Other assets                         3,247        4,676        6,453
                                ------------ ------------ ------------
   Total Assets                    $314,672     $300,365     $257,266
                                ============ ============ ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
  Accounts payable and accrued
   liabilities                      $52,729      $50,222      $43,089
  Current maturities of
   long-term debt and capital
   lease obligations                     --           --           --
  Income taxes payable               30,107       30,185       37,820
                                ------------ ------------ ------------
     Total Current Liabilities       82,836       80,407       80,909

 Long-term obligations               17,737       16,114       12,830

 Stockholders' equity:
  Capital stock                     871,679      870,714      867,976
  Accumulated deficit              (657,409)    (667,726)    (703,912)
  Accumulated other
   comprehensive income (loss)         (171)         856         (537)
                                ------------ ------------ ------------
      Total Stockholders' Equity    214,099      203,844      163,527
                                ------------ ------------ ------------
          Total Liabilities and
           Stockholders' Equity    $314,672     $300,365     $257,266
                                ============ ============ ============

    CONTACT: Cirrus Logic Inc., Austin
             David H. Allen, 512-851-4122
             david.allen@cirrus.com